Exhibit 1.1

7,250,000 Shares

HEALTHCARE REALTY TRUST INCORPORATED

Common Stock

UNDERWRITING AGREEMENT

August 8, 2017

J.P. Morgan Securities LLC
Barclays Capital Inc.
As representatives of the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10152

Ladies and Gentlemen:

HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation that has elected to be taxed as a real estate investment trust (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom J.P. Morgan Securities LLC (“J.P. Morgan”) and Barclays Capital Inc. (“Barclays”) are acting as representatives (the “Representatives”), an aggregate of 7,250,000 shares (the “Firm Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”). The Company also proposes to sell to the Underwriters, at the option of the Representatives, up to an additional 1,087,500 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares.”

The Company confirms as follows its agreement with the Representatives and the several other Underwriters.

1.    Purchase and Sale. Subject to the terms and conditions herein set forth and on the basis of the representations, warranties and agreements herein contained, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $29.664 (the “Purchase Price”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Representatives shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price (less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares), the number of Option Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by a fraction the

Exhibit 1.1

numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter and the denominator of which is the aggregate number of Firm Shares.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,087,500 Option Shares, at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares. The option granted in this Section 1 will expire 30 calendar days after the date of this underwriting agreement (the “Agreement”) or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange (“NYSE”) is open for trading (the “Exercise Period”). Such option to acquire the Option Shares may be exercised in whole or in part from time to time only by written notice from the Representatives to the Company, given within the Exercise Period, and setting forth the aggregate number of Option Shares to be purchased and the Option Closing Date (as defined herein), as determined by the Representatives but in no event earlier than the Closing Date (as defined herein) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

Notwithstanding anything to the contrary herein, the obligations of the Underwriters under this Agreement shall be several and not joint.

2.    Terms of Offering. The Company understands that the Underwriters intend to make a public offering of the Firm Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Firm Shares on the terms and conditions set forth in the Prospectus (as defined below). The Company acknowledges and agrees that the Underwriters may offer and sell the Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Shares purchased by it to or through any Underwriter.

3.    Payment and Delivery. The Company will deliver the Firm Shares to the Representatives for the accounts of the Underwriters, against payment of the aggregate purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn to the order of the Company at the office of Barclays (or such other place as the Representatives may specify), at 10:00 A.M., New York time, on August 14, 2017, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Barclays (or such other place as the Representatives may specify) at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided in Section 1. The Company will deliver the Option Shares with respect to which the options shall have been exercised and are being purchased on each Option Closing Date to the Representatives for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer drawn

Exhibit 1.1

to the order of the Company at the above office of Barclays (or such other place as the Representatives may specify), at 10:00 A.M., New York time on the applicable Option Closing Date. The certificates for the Option Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Barclays (or such other place as the Representatives may specify) at least 24 hours prior to such Option Closing Date.

4.     Representations, Warranties and Agreements of the Company. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date and each Option Closing Date, if any:

(i)    The Company has carefully prepared, pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) by the Securities and Exchange Commission (the “SEC”), and has filed with the SEC an “automatic shelf registration statement,” as defined under Rule 405 of the 1933 Act Rules and Regulations, on Form S-3 (File No. 333-216102) which was automatically effective upon filing pursuant to Rule 462(e) of the 1933 Act Rules and Regulations, including a base prospectus relating to common stock, common stock warrants, preferred stock and debt securities of the Company (together with the documents incorporated by reference therein, the “Base Prospectus”), for registration of the Shares under the 1933 Act and the offering thereof from time to time in accordance with Rule 415 of the 1933 Act Rules and Regulations. The registration statement was filed with the SEC not earlier than three years prior to the date hereof and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Rules and Regulations has been received by the Company. The Company has provided the Representatives with copies of all correspondence to and from, and all, if any, documents issued to and by, the SEC in connection with the registration statement. The Company has paid or will pay the registration fees for the Shares within the time period required by Rule 456(b)(1)(i) of the 1933 Act Rules and Regulations (without giving effect to the proviso therein) and in any event prior to the Closing Date and any Option Closing Date. The Company and the offering of the Shares in the registration statement meet the requirements for use of Form S-3 under the 1933 Act. At the time of the filing of the Registration Statement, at the time the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c) of the 1933 Act Rules and Regulations) made any offer relating to the Shares in reliance on the exemption in Rule 163 of the 1933 Act Rules and Regulations, at the Applicable Time (as defined below), as of the date of this Agreement, at the Closing Date and any Option Closing Date and any time required by the 1933 Act and the 1933 Act Rules and Regulations: (i) the Company was not and is not an “ineligible issuer,” as defined under Rule 405 of the 1933 Act Rules and Regulations, and (ii) the Company was or is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Rules and Regulations. The documents incorporated by reference in the Base Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Rules and Regulations”) and none of such documents, when they were filed with the SEC, contained an untrue statement of a material

Exhibit 1.1

fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Disclosure Package or Prospectus (each as defined below), when such documents were or are filed with SEC, conformed or will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional shares of Common Stock and in connection with which this Agreement is included or incorporated therein by reference as an exhibit) including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, are referred to herein as the “Registration Statement.” The time at which the Registration Statement became effective is referred to herein as the “Effective Date.” The Company proposes to prepare and file with the SEC, pursuant to Rule 424 of the 1933 Act Rules and Regulations, a supplement to the Base Prospectus (the “Prospectus Supplement”), containing the Base Prospectus, and including the documents incorporated by reference, included in the Registration Statement that will describe the issuances of the Shares pursuant to this Agreement, the sale and plan of distribution of the Shares and additional information concerning the Company and its business. The Company may, from time to time, prepare and file with the SEC pursuant to Rule 430, 430A or 430B of the 1933 Act Rules and Regulations a preliminary Prospectus Supplement (each, a “Preliminary Prospectus”) containing the Base Prospectus included as part of the Registration Statement, as supplemented by a Preliminary Prospectus, and including the documents incorporated in such Preliminary Prospectus by reference, relating to the Shares. The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; such final prospectus, including the final prospectus supplement (containing the Base Prospectus, the final prospectus supplement, and the documents incorporated by reference) relating to the Shares, in the form first filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, is hereinafter called the “Prospectus”; any “issuer free writing prospectus” as defined in Rule 433 of the 1933 Act Rules and Regulations relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the 1933 Act Rules and Regulations, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Exhibit 1.1

For the purposes of this Agreement, the “Applicable Time” is 7:15 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus as supplemented by documents listed in Annex A hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time and the Closing Date and any Option Closing Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Annex B hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time and the Closing Date and any Option Closing Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(ii)    Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Prospectus and each Prospectus Supplement, Preliminary Prospectus or Issuer Free Writing Prospectus, as of the applicable date of issue and the Closing Date and any Option Closing Date, and the Registration Statement and any amendments thereto as of the applicable effective date, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus, nor any Prospectus Supplement, Preliminary Prospectus or Issuer Free Writing Prospectus, at the applicable date of issue and the Closing Date and any Option Closing Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, any Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Representatives expressly for use in the preparation thereof (as provided in this Agreement). There is no contract or document required to be described in the

Exhibit 1.1

Registration Statement, the Pricing Disclosure Package, the Prospectus or Issuer Free Writing Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in the Pricing Disclosure Package or the Prospectus, at the time the Registration Statement became effective, at the Applicable Time and at the Closing Date and any Option Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(iv)    The Company and its “subsidiaries” (as defined in Section 4(a)(vii) hereof) have been duly incorporated or organized and are validly existing as corporations or organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Pricing Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its subsidiaries are duly qualified to do business as foreign corporations or organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

(v)    Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect otherwise than as set forth in the Pricing Disclosure Package and the Prospectus and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries which would give rise to a Material Adverse Effect, or any development involving a prospective Material

Exhibit 1.1

Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus.

(vi)     The issuance and sale of the Shares pursuant to this Agreement and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or violate any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares pursuant to this Agreement or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date and any Option Closing Date, obtained under the 1933 Act or as may be required by the NYSE and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(vii)    The Company has duly and validly authorized capital stock as set forth in the Pricing Disclosure Package and the Prospectus; all outstanding shares of Common Stock of the Company conform, or when issued the Shares will conform, to the description thereof in the Pricing Disclosure Package and the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for those rights and restrictions relating primarily to the Company’s status as a REIT as described in Section 4(a)(xxiii) hereof) pursuant to applicable law or the Company’s articles of incorporation, by-laws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken prior to the date of this Agreement. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company has no subsidiaries (collectively, “subsidiaries”) other than those identified in Exhibit 21 to the Company’s last filed Annual Report on Form 10-K (“Exhibit

Exhibit 1.1

21”) or the non-material subsidiaries as otherwise disclosed in writing to the Underwriters or Underwriters’ counsel. The Company has no Material Subsidiaries (as defined herein) other than as set forth on Annex E. The Company owns, directly or indirectly, all of the outstanding capital stock of or other equity interests in each such subsidiary except as set forth in Exhibit 21 or except where failure to do so would not give rise to a Material Adverse Effect. Other than the subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Pricing Disclosure Package and the Prospectus. The outstanding shares of capital stock of or other equity interests in the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in Exhibit 21 or except where failure to be so owned would not give rise to a Material Adverse Effect, are owned directly or indirectly by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the subsidiaries.

(viii)    The statements set forth in the Pricing Disclosure Package and Issuer Free Writing Prospectus, as of the Applicable Time, and the Prospectus, as of its date of issue and the Closing Date and any Option Closing Date, describing the Shares, the Common Stock and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(ix)    Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Pricing Disclosure Package and the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval,

Exhibit 1.1

order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(x)    All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(xi)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Pricing Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect;

(xii)    Except in each case such as would not have a Material Adverse Effect: (a) the Company and its subsidiaries have good and marketable title in fee simple or valid, enforceable leasehold title to all items of real property and good and marketable title to all personal property owned by them or disclosed as owned by them in the Pricing Disclosure Package and the Prospectus, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Pricing Disclosure Package and the Prospectus; (b) any property held under lease or sublease by the Company or any of its subsidiaries is held under valid, duly authorized, subsisting and enforceable leases or subleases; (c) the Company and its subsidiaries have title insurance on all real properties described in the Pricing Disclosure Package and the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its subsidiaries for such properties and the cost of construction

Exhibit 1.1

of the improvements located on such properties; and (d) neither the Company nor any of its subsidiaries has any notice or knowledge of any claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s or any of its subsidiaries’ rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. To the knowledge of the Company, no lessee of any portion of any of the properties described in the Pricing Disclosure Package and the Prospectus is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

(xiii)    No labor disturbance exists with the employees of the Company or any of its subsidiaries or, to the Company’s knowledge, is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the knowledge of the Company and its subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

(xiv)    The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(xv)    The Company and its subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Exhibit 1.1

(xvi)    Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation, by-laws or other organizational documents. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than any such payment required or permitted by applicable law).

(xvii)    Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, or to the Company’s knowledge, any person from whom the Company or any of its subsidiaries acquired any of such property, or any lessee, sublessee or operator of any such property or portion thereof is a party, that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Registration Statement or the Pricing Disclosure Package or the Prospectus; to the Company’s knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its subsidiaries has, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such properties, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry) and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or hazardous substances or materials concerning such properties, or any part thereof which has heretofore been cured, and neither the Company nor any of its subsidiaries knows of any such violation, or any factual basis, occurrence or circumstance that would give rise to a claim under or pursuant to any such laws, rules or regulations which would, in any of the cases set forth in the sentence, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, none of the property owned or leased by the Company or any of its subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., except to the extent that it would not have

Exhibit 1.1

a Material Adverse Effect or a material adverse effect on any Material Subsidiary. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting such properties, or any part thereof that would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary. No contract or document of a character required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated therein is not so described, filed or incorporated by reference as required.

(xviii)    The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xix)    The accounting firm which has audited the audited consolidated financial statements of the Company filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with or incorporated by reference and as a part of the Registration Statement or the Pricing Disclosure Package or the Prospectus, are accurate in all material respects and present fairly in all material respects the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly in all material respects the information shown therein. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements required by Rule 3-14 of

Exhibit 1.1

Regulation S-X and related notes relating to the properties acquired or proposed to be acquired by the Company (the “Acquired Assets”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus were prepared by the Company, and reviewed or audited, as described therein, by BDO USA, LLP, and comply, in all material respects, with the applicable requirements of Regulation S-X, and, to the Company’s knowledge after due inquiry, present fairly, in all material respects, the revenues and certain operating expenses of the Acquired Assets for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as otherwise disclosed therein; and the other financial and statistical data with respect to the Acquired Assets included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus presents fairly the information shown; provided, however, that those financial statements relating to the Acquired Assets that are unaudited are subject to year-end adjustments and do not contain all footnotes that may be required under generally accepted accounting principles for annual financial statements. All disclosures contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the 1934 Act Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus include all financial statements and schedules and pro forma information required by Form S-3, the 1933 Act and the 1934 Act. The interactive data in eXtensbile Business Reporting Language (XBRL) incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus has been prepared and filed with the SEC in accordance with the SEC rules and guidelines applicable thereto including instructions on use of Form S-3.

(xx)    Except as disclosed in the Pricing Disclosure Package and in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any shares of Common Stock or the Shares. Except for this Agreement there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares pursuant to this Agreement.

(xxi)    The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, relating to the issuance of the Shares and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus Supplement, Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus relating to such issuance.

Exhibit 1.1

(xxii)    Except for the “lock-up” agreements to be executed by the Company’s directors and the executive officers set forth on Annex G hereto, the Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxiii)    (i) The Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 and 857 of the Code, (ii) the Company qualified as a REIT for all taxable years prior to 2017, and (iii) the Company’s current method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2017, and the Company intends to qualify as a REIT for all subsequent years.

(xxiv)    Except as described in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the leasehold interests of lessees in the Company’s and its subsidiaries’ properties held under lease, any property operating agreement or any other agreement between the Company or its subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its subsidiaries or, to the Company’s knowledge, any other party to any such lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

(xxv) Except for the subsidiaries identified on Annex E to this Agreement (“Material Subsidiaries”), none of the subsidiaries of the Company individually consist of more than 1.5%, or in the aggregate consist of more than 10%, of the Company’s (i) net assets, or (ii) revenues for the most recently ended quarterly period for which financial statements are available.

(xxvi)     There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 related to certifications.

(xxvii)     Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or, to the Company’s knowledge, the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned

Exhibit 1.1

Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of financing (i) any activities of or business with any person that, at the time of such funding, is the subject or the target of Sanctions, (ii) any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxviii) The statistical and market and industry-related data included in the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(xxix) Since the date of the latest audited financial statements included in the Pricing Disclosure Package, (a) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC.

(xxx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the 1934 Act Rules and Regulations) that comply with the requirements of the 1934 Act; and such disclosure controls and procedures are effective.

(xxxi)     Neither the Company nor any of its subsidiaries, or, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), or the U.K. Bribery Act 2010 (the “Bribery Act”), or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act, to the extent applicable. To the extent applicable, the Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Exhibit 1.1

(xxxii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiii) No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

(xxxiv) On or before the date hereof, the Company and Meadows & Ohly, LLC, a Georgia limited liability corporation (“M&O”), or their affiliates have entered into 15 separate purchase agreements and a master transaction agreement (together, the “Purchase Agreements”), pursuant to which the Company has agreed to acquire from M&O the Acquired Assets (the “M&O Transaction”). Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company and, assuming due authorization, execution and delivery thereof by M&O and/or its affiliates party thereto, constitutes a valid and binding agreement of M&O, enforceable against each of the parties thereto in accordance with its terms, except as enforceability may be limited by the Exceptions or as would not have a Material Adverse Effect. The Purchase Agreements have not been amended, modified, supplemented or terminated, and have not expired, subsequent to their dates of execution. On or prior to the date hereof, the Company has delivered to the Underwriters true, correct and complete executed copies of the Purchase Agreements. Management of the Company reasonably believes that the M&O Transaction will be consummated in all material respects on the terms and by the date and as contemplated by the Pricing Disclosure Package, the Prospectus and the Purchase Agreements subject to the conditions described therein and in the Purchase Agreements. The consummation of the M&O Transaction would not reasonably be expected to have a Material Adverse Effect. The description of the Purchase Agreements and the M&O Transaction set forth under the heading “Summary—Recent Developments” in the Pricing Disclosure Package and the Prospectus together with description contained in the Current Report on Form 8-K relating to the M&O Transaction incorporated therein constitutes a complete and accurate summary of the material terms thereof.

(b)    Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Exhibit 1.1

5.    Additional Covenants. The Company covenants and agrees with each of the Underwriters as follows:

(a)    The Company will timely transmit copies of the Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus, as applicable, to the SEC for filing pursuant to Rule 424(b) or Rule 433(d), as applicable, of the 1933 Act Rules and Regulations.

(b)    The Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus and the Prospectus (including all documents incorporated by reference therein) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c)    The Company will not file any amendment or supplement to the Registration Statement, the Pricing Prospectus, Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) or any Issuer Free Writing Prospectus, and will not file any document under the 1934 Act before the completion of the distribution of the Shares by the Underwriters if the document would be deemed to be incorporated by reference into the Registration Statement or the Pricing Disclosure Package or the Prospectus, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify the Representatives after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus has been filed.

(d)    During the period when the Prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

Exhibit 1.1

(e)    If, during the period when the Prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f)    From time to time as requested by the Representatives and during the period when the Prospectus relating to the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act Rules and Regulations), the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(g)    In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to the holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of this Agreement.

(h)    The Company shall file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company shall furnish to its security holders annual reports containing financial statements audited by its independent registered public accounting firm and quarterly reports containing financial statements and financial information which may be unaudited. The Company will deliver to the Underwriters at its principal executive office a reasonable number of copies of annual reports, quarterly reports, current reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the 1933 Act or the 1934 Act. The Company shall deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available. For purposes of this paragraph (h), the Company will be deemed to have furnished all required information to the Underwriters to the extent that such information is filed

Exhibit 1.1

on EDGAR (or any successor to such system), unless any Underwriter reasonably requests copies of such documents.

(i)    For a period of 45 days from the date of this Agreement, the Company will not without the prior written consent of the Representatives (which may be by electronic mail), directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce the intention to make any such offer, pledge, sale, contract to sell, purchase, grant, transfer, disposition or filing, or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, except for (A) Common Stock issued pursuant to this Agreement, (B) Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (C) non-managing member units exchangeable for shares of Common Stock issued by subsidiaries of the Company in connection with the acquisition of properties or interests therein (provided that such units referred to in this clause (C) are not exchangeable for Common Stock for at least one year from the date of issuance thereof and the Company does not cause or permit (by waiver or otherwise) the exchange of such units for Common Stock during such one year period), (D) Common Stock issuable upon the exchange of non-managing member units of subsidiaries of the Company outstanding on the date of this Agreement or (E) registration statements filed in connection with future business combination transactions or registration statements on Form S-8 filed to register shares of Common Stock that are issuable pursuant to existing employee benefit plans of the Company.

(j)    The Company will apply the proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Pricing Prospectus and the Prospectus which description complies and will comply in all respects with the requirements of Item 504 of Regulation S-K.

(k)    The Company will promptly provide the Representatives with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act.

(l)    After the date of this Agreement and prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will furnish to the Representatives, as soon as they have been prepared, and prior to any filing with the SEC or public disclosure, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)    After the date of this Agreement and prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities

Exhibit 1.1

of the Company or any of its subsidiaries, or the offering of the Shares, without the prior written consent of the Representatives.

(n)    The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on, the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities listed on included on the NYSE.

(o)    The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management’s authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

(p)    The Company will cause each of its directors and executive officers set forth on Annex G hereto to execute and deliver to the Representatives “lock-up” agreements, each substantially in the form of Annex F hereto.

(q)    If at any time during the 45-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the opinion of the Representatives the market price of the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith consult with the Representatives concerning the issuance of a press release or other public statement, responding to or commenting on such rumor, publication or event.

(r)     The Company will use its reasonable best efforts to continue to qualify as a REIT under the Code.

(s)    For the fiscal year ended December 31, 2016, the Company retained BDO USA, LLP (“BDO”) as its independent registered public accounting firm. In the course of its audit, BDO reviewed the Company’s test procedures and conducted annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company monitors and maintains appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code. For the 2017 fiscal year, the Company has engaged BDO to prepare an audit, including a review of the Company’s test procedures and to conduct annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company will continue to monitor and maintain appropriate accounting systems and procedures designed to determined compliance with the REIT provisions of the Code.

(t)    Continuing through the Closing Date (and, if applicable, the Option Closing Date) the Company agrees to give, and will cause each of its subsidiaries to give, and shall direct its financial advisors, accountants and legal counsel to give, upon reasonable notice, the Underwriters and counsel to the Underwriters and their respective authorized representatives reasonable access

Exhibit 1.1

to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company or its subsidiaries, will permit the foregoing to make such reasonable inspections as they may require or would be appropriate in fulfilling any due diligence or other obligations as provided by law and will cause its officers to furnish to the Underwriters with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Underwriters may from time to time reasonably request.

(u)    During the period beginning from the date of this Agreement and continuing through the Closing Date (and, if applicable, the Option Closing Date), the Company agrees not to, and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any security of the Company, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares other than pursuant to this Agreement or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(v)    The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(w)    If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, by the Applicable Time, to the Underwriters an “electronic Prospectus” to be used by the Representatives in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the Prospectus filed with the SEC an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

(x)    The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Rules and Regulations;

Exhibit 1.1

any such free writing prospectus the use of which has been consented to by the Representatives is listed on Schedule II hereto.

(y)    The Company has complied and will comply with the requirements of Rule 433 of the 1933 Act Rules and Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 of the 1933 Act Rules and Regulations to avoid a requirement to file with the SEC any electronic road show.

(z)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, shall be subject to the accuracy as of the date hereof, and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    If the Registration Statement has not previously become effective, the Registration Statement and all post-effective amendments thereto shall have become effective not later than 11:00 P.M., New York City time, on the date of this Agreement, or at such later date and time as may be approved by the Underwriters. All material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Rules and Regulations shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433 of the 1933 Act Rules and Regulations. All filings required by Rule 424, Rule 430A and Rule 430B of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)    No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, the Pricing Prospectus,

Exhibit 1.1

the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    On the Closing Date (and, if applicable, the Option Closing Date), the Representatives shall have received one or more opinions of counsel for the Company, addressed to the Representatives and dated the Closing Date (and, if applicable, the Option Closing Date), in substantially the forms of Annex C and Annex D.

In rendering the opinions, such counsel may rely, (1) as to matters involving laws of any jurisdiction other than New York or the United States, upon opinions addressed to the Underwriters of other counsel satisfactory to it and Bryan Cave LLP, and (2) as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

Such counsel shall also confirm that during the preparation of the Registration Statement, Pricing Disclosure Package, and the Prospectus, such counsel participated in conferences with officers and representatives of the Company and its independent registered public accounting firm, at which conferences the contents of the Registration Statement, Pricing Disclosure Package, and the Prospectus including all documents filed under the 1934 Act and deemed incorporated by reference therein were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel’s understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement (including any document filed under the 1934 Act and deemed incorporated by reference therein), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, or the Prospectus or any amendment or supplement thereto (including any document filed under the 1934 Act and deemed incorporated by reference therein) as of its respective issue date and as of the Closing Date (and, if applicable, the Option Closing Date), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Issuer Free Writing Prospectus, including, without limitation, financial or statistical information provided in XBRL, as to which such counsel need express no opinion) or that, as of the Applicable Time or such Closing Date or Option Closing Date, as the case may be, any of the Registration Statement, the Pricing Disclosure Package, or the Prospectus or any further amendment or supplement thereto made by the Company prior to the Applicable Time or such Closing Date or Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the

Exhibit 1.1

circumstances under which they were made, not misleading (other than the financial statements, schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Issuer Free Writing Prospectus, including, without limitation, financial or statistical information provided in XBRL, as to which such counsel need express no opinion).

(d)    The Representatives shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Bryan Cave LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Representatives may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(e)    On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), the Representatives shall have received from the Company’s independent registered public accounting firm, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, including any disclosures under Rule 3-14 of Regulation S-X and any pro forma financial information, relating to the Company contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)    Except as contemplated in the Pricing Disclosure Package (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from (a) fire, explosion, flood or other calamity (including, without limitation, natural disasters), whether or not covered by insurance, or (b) from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material or adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares being delivered on the Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Pricing Prospectus.

(g)    There shall not have occurred any of the following: (i) a general moratorium on commercial banking activities declared by either federal or any state authorities, or a material

Exhibit 1.1

disruption in clearance or settlement systems; (ii) the outbreak or escalation of hostilities or escalation of acts of terrorism involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares in the manner contemplated in the Prospectus; (iii) a suspension or material limitation in trading in the Company’s securities, or in securities generally, on the NYSE; (iv) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any downgrading in the rating of any debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined by the SEC for purposes of Rule 436 of the 1933 Act Rules and Regulations) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that its rating of any such debt securities has been placed on negative outlook.

(h)    The Representatives shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i)    the condition set forth in Section 6(a) has been fully satisfied;

(ii)    they have carefully examined the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and Issuer Free Writing Prospectus, as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that the Registration Statement or the Pricing Disclosure Package, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date or Option Closing Date, as the case may be, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Applicable Time, the Pricing Disclosure Package or Issuer Free Writing Prospectus contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)    The Company’s Chief Executive Officer and Chief Financial Officer are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the 1934 Act Rules and Regulations) and have (a) designed such disclosure controls and procedures, or caused such disclosure controls to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within

Exhibit 1.1

those entities, particularly during the periods in which the Pricing Prospectus and Prospectus were being prepared, (b) evaluated the effectiveness of the Company’s disclosure controls and procedures, and (c) has timely disclosed in the Pricing Disclosure Package and Prospectus any changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(iv)     since the date of this Agreement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Pricing Disclosure Package or the Prospectus that has not been so filed;

(v)     all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

(vi)    neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(vii)    except as disclosed in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to result in a Material Adverse Effect; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

(viii)    the Company is in compliance, both prior to and after giving effect to the transactions contemplated hereby, with the financial covenants set forth in the Company’s credit agreement and other agreements and instruments respecting outstanding indebtedness of the Company and its subsidiaries; and

(ix)    covering such other matters as the Representatives may reasonably request.

(i)    The Company shall have furnished to the Representatives at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Representatives may have reasonably requested.

Exhibit 1.1

(j)    The Shares shall have been approved for trading upon official notice of issuance on the NYSE.

(k)    The Representatives shall have received “lock-up” agreements, each substantially in the form of Annex F hereto from each of the Company’s directors and executive officers set forth on Annex G hereto and such agreements shall be in full force and effect on the Closing Date (and, if applicable, the Option Closing Date).

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to Bryan Cave LLP, counsel for the Underwriters. The Company will furnish the Representatives with such signed and conformed copies of such opinions, certificates, letters and documents as the Representatives may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Representatives in writing, this Agreement may be terminated by the Representatives on notice to the Company.

7.    Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Underwriters, the affiliates, directors, officers, employees and agents of the Underwriters and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, damages, claims, expenses or liabilities, joint or several, to which the Underwriters may become subject, under the 1933 Act or otherwise, insofar as such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the “Blue Sky Application”), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus or any other prospectus relating to the Shares or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified person for any legal or other expenses incurred by such person in connection with investigating, preparing, pursuing or defending against any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon

Exhibit 1.1

an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representatives, expressly for use in the preparation thereof.

(b)    Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers, its employees, its agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, damages, claims, expenses or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by the Representatives, expressly for use in the preparation thereof, and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Underwriters.

(c)    Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have

Exhibit 1.1

the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)    If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by,

Exhibit 1.1

as applicable, the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnifying party as a result of the losses, damages, claims, expenses or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

(f)    The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Prospectus Supplement, Preliminary Prospectus, Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

(g)    The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Exhibit 1.1

8.    Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Shares hereunder.

9.    Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for another Underwriter or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Shares that remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

    (c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Shares that remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non‑defaulting Underwriters to purchase the Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in

Exhibit 1.1

Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.    Termination. This Agreement may be terminated by the Representatives at any time at or prior to the Closing Date (or, if applicable, the Option Closing Date) by notice to the Company if any condition specified in Section 6 hereof shall not have been satisfied on or prior to such Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. If the Representatives terminate this Agreement as provided in this Section 10, they shall notify the Company by telephone or telegram, confirmed in writing as provided in Section 12.

11.    Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company’s counsel and accountants, (b)  the preparation, printing, filing, delivery and shipping of the Registration Statement, each Prospectus Supplement, Preliminary Prospectus, the Pricing Disclosure Package, Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (f) all fees and expenses relating to the authorization of the Shares for trading on the NYSE, (g) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, (h) the approval of the Shares by DTC for “book-entry” transfer and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as specifically provided in this Section 11), the Underwriters’ out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares; provided further, however, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Underwriters, if (a) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Shares for any reason permitted under Section 6 of this Agreement, except that the Company shall not be obligated for such reimbursement if the Underwriters decline to purchase the Shares for any of the reasons specified in Sections 6(f)(i)(a), 6(g)(i), 6(g)(ii), 6(g)(iii) (but only to the extent of a suspension or material limitation on trading of securities generally on the NYSE), 6(g)(iv) and 6(g)(v).

12.    Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered,

Exhibit 1.1

sent by facsimile transmission, or telegraphed and confirmed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, attention of Equity Syndicate Desk, facsimile: (212) 622-8358 and Barclays Capital Inc. at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy to Bryan Cave LLP, attention: J. Mark Klamer and William L. Cole, facsimile number (314) 552-8134 and (314) 552-8711, or if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 3310 West End Avenue, Suite 700, Nashville, TN 37203, attention: General Counsel, facsimile number (615) 463-7739, with a copy to Waller Lansden Dortch & Davis, LLP, Attention: James H. Nixon III and David R. Clay, facsimile number (615) 244-6804.

13.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Rules and Regulations other than (i) any free writing prospectus listed on Schedule II hereto, (ii) any free writing prospectus prepared by such Underwriter and approved by the Company, or (iii) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 of the 1933 Act Rules and Regulations.

14.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and, to the extent provided in Sections 7 and 9, the officers and directors of the Company and each person who controls the Company or the Underwriters and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, the Representatives shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by the Representatives as if the same shall have been made or given in writing by the Underwriters.

15.    Information Furnished by Underwriters. There are no statements in the Prospectus Supplement that constitute information furnished by or on behalf of the Underwriters as such information is referred to in Section 4(a)(ii) and Section 7 hereof.

16.    Status of Parties. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the

Exhibit 1.1

process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.    Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.    Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19.    Time of Essence. Time shall be of the essence in this Agreement.

20.    Applicable Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and the Company irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding in any such court arising out of or relating to this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

21.     Compliance with the USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Exhibit 1.1

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Andrew E. Loope
Name:	Andrew E. Loope
Title:	Senior Vice President, Corporate Counsel and Secretary

Accepted as of the date hereof:

J.P. MORGAN SECURITIES LLC

By:	/s/ Eddy Allegaert
Name:	Eddy Allegaert
Title:	Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

For themselves and as Representatives of the
other Underwriters named in Schedule I hereto

Exhibit 1.1

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
J.P. Morgan Securities LLC	2,537,500
Barclays Capital Inc.	1,268,750
Goldman Sachs & Co. LLC	906,250
Merrill Lynch, Pierce, Fenner & Smith Incorporated	543,750
BMO Capital Markets Corp.	543,750
Wells Fargo Securities, LLC	543,750
PNC Capital Markets LLC	181,250
BB&T Capital Markets, a division of BB&T Securities, LLC	145,000
BTIG, LLC	145,000
Credit Agricole Securities (USA) Inc.	145,000
Fifth Third Securities, Inc.	145,000
Scotia Capital (USA) Inc.	145,000
Total	7,250,000

Exhibit 1.1

SCHEDULE II

Free Writing Prospectus

Reference is made to that certain set of slides that was first available to investors on August 8, 2017.

Exhibit 1.1

ANNEX A

Pricing Disclosure Package

Preliminary Prospectus Supplement dated August 8, 2017 and filed with the SEC on August 8, 2017.

The pricing information set forth on Exhibit A-1 to this Annex A (collectively, the “Pricing Information”), which is also a part of the Pricing Disclosure Package.

Exhibit 1.1

Exhibit A-1 to ANNEX A

Public offering price: $30.90 per share

Shares offered: 7,250,000 shares

Option Shares: 1,087,500 shares

Exhibit 1.1

ANNEX B

Issuer Free Writing Prospectus

Reference is made to that certain set of slides that was first available to investors on August 8, 2017.

Exhibit 1.1

ANNEX C

(i)    The Registration Statement and all post-effective amendments thereto have become effective under the 1933 Act; any required filing of the Pricing Prospectus, the Prospectus or any supplement thereto pursuant to Rule 424 or otherwise has been made in the manner and within the time period required thereby; all material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act except that such counsel need express no opinion as to the timing of filing or substance of financial or statistical information in the Registration Statement (or included in any document incorporated by reference into the Prospectus) provided in an interactive data format using eXtensible Business Reporting Language (“XBRL”); and, to the knowledge of such counsel, no stop or other order suspending the effectiveness of the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

(ii)    The Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus and Issuer Free Writing Prospectus, and any further amendments or supplements thereto made by the Company prior to such Closing Date or Option Closing Date (including any document incorporated by reference into the Pricing Prospectus, the Pricing Disclosure Package or Prospectus), as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, notes thereto, supporting schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, Pricing Prospectus, Pricing Disclosure Package or Prospectus or Issuer Free Writing Prospectus including, without limitation, financial or statistical information provided in an interactive data format using XBRL); the conditions for use of Form S-3 have been satisfied; and, as of the date they were filed with the SEC, the documents incorporated by reference in the Pricing Prospectus, Pricing Disclosure Package, Prospectus and Issuer Free Writing Prospectus appear on their face to comply as to form and be appropriately responsive in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, notes thereto, supporting schedules or other financial or statistical information derived therefrom and included in or incorporated by reference into or omitted from the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package, Prospectus or Issuer Free Writing Prospectus including, without limitation, financial or statistical information provided in an interactive data format using XBRL).

(iii)    The Agreement has been duly authorized, executed and delivered by the Company and, with respect to the laws of the State of New York, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with

Exhibit 1.1

its terms, except as enforceability may be limited by the Exceptions and except to the extent the enforceability of the indemnification and contribution provisions of Section 7 of the Agreement may be limited by public policy considerations.

(iv)    The Company and the Material Subsidiaries listed on Exhibit A are validly existing as corporations or other organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, and with respect to the Company, to execute, deliver and perform the Company’s obligations under, the Agreement.

(v)    The outstanding shares of capital stock or other securities evidencing equity ownership of each of the Material Subsidiaries listed on Exhibit A have been duly authorized and validly issued, are fully paid and non-assessable.

(vi)    The issuance and sale of the Shares and the execution, delivery and performance by the Company of the Agreement and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an Exhibit 4 or Exhibit 10 to the Company’s annual report on Form 10-K for the year ended December 31, 2016 or any 1934 Act filing since December 31, 2016 made by the Company on or prior to the date of this opinion (collectively, the “Applicable Contracts”), except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws or to the knowledge of such counsel any statute, rule, regulation or other law, or any order or judgment known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(vii)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required in connection with the execution, delivery and performance of the Agreement, and the issuance and sale of the Shares, and the consummation of the transactions contemplated thereby, except such as may be required under the 1933 Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NYSE or under state securities or blue sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution of the Shares by the Underwriters. Each of the Company has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable laws and regulations (other than state securities or blue sky laws or the rules of FINRA) in connection with the issuance and sale of the Shares, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated thereby

Exhibit 1.1

or have a Material Adverse Effect; and no such Notices or Approvals (other than those required to be filed with or obtained from state securities or blue sky law authorities or the rules of FINRA) are required to be filed or obtained by the Company in connection with the execution, delivery and performance of the Agreement, the issuance and sale of the Shares or the transactions contemplated thereby, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated thereby or have a Material Adverse Effect.

(viii)    The Company has the authorized capital stock as set forth in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. All outstanding shares of Common Stock of the Company conform, in all material respects, as to legal matters to the description thereof in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The Shares to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. The Shares are duly authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution on the NYSE. The form of specimen certificate representing the Shares filed as an exhibit to the Registration Statement is in valid and sufficient form. Based solely on such counsel’s review of the Applicable Contracts, except as otherwise disclosed in Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for rights and restrictions relating primarily to the Company’s status as a REIT as described in Section 4(a) of the Agreement).

(ix)    The statements made in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the captions “Cautionary Note Regarding Forward-Looking Statements,” “Summary,” “Supplemental Risk Factors,” “Special Note Regarding Forward Looking Statements,” “Risk Factors,” “The Company,” “Description of Common Stock,” and “U.S. Federal Income Tax Considerations,” and under Item 15 of Part II of the Registration Statement, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 under “Item 1. Business,” “Item 1A. Risk Factors,” “Item 11. Executive Compensation,” “Item 13. Certain Relationships and Related Transactions, and Director Independence” and with respect to the summary of the terms of the employment agreements referenced therein, “Item 10. Directors, Executive Officers and Corporate Governance,” to the extent that they constitute summaries of statutes, laws, ordinances, rules, regulations, legal or governmental proceedings, and Applicable Contracts and other documents referred to therein, have been reviewed by such counsel and fairly present in all material respects the information disclosed therein as of the applicable dates and as required under the 1933 Act and the 1933 Act Rules and Regulations.

(x)    To the knowledge of such counsel, (A) there are no material (individually, or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which the business or properties

Exhibit 1.1

of the Company or any of its subsidiaries is the subject which are not disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, ordinances, laws, rules or regulations required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or Prospectus which are not described as required.

(xi)    The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xii)    Based solely on such counsel’s review of the Applicable Contracts, except as disclosed in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, (a) no holder of any security of the Company has any right to require registration of any other securities of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated thereby and, (b) no person has the right to require registration under the 1933 Act of any securities of the Company.

Exhibit 1.1

ANNEX D

(i) The opinions of counsel referred to in the section of the Prospectus captioned “U.S. Federal Income Tax Considerations—Opinion of Counsel” represent our opinions on the subject matter thereof.

(ii) The statements in the section of the Prospectus under the caption “U.S. Federal Income Tax Considerations” insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

Exhibit 1.1

ANNEX E

Material Subsidiaries

Clive Wellness Campus Building One, LLC
HR 601 Broadway Unit A, LLC
HR-Pima, LLC
HR MAC II, LLC
HR Acquisition I Corporation
HR Acquisition of Pennsylvania, Inc.
HR Acquisition of San Antonio, Ltd.
HR Assets, LLC
HR Bel Air, LLC
HR First Hill Medical Building SPE, LLC
HR Forest Glen, LLC
HR Fridley, LLC
HR Lowry Medical Center SPE, LLC
HR of Briargate, LLC
HR of Carolinas LLC
HR of Indiana, LLC
HR of Iowa, LLC
HR Santa Rosa, LLC
HR St. Francis MOB I SPE, LLC
HR St. Mary’s MOB NW SPE, LLC
HR St. Mary’s MOB South SPE, LLC
HR Summit Crossing SPE, LLC
HR Three Tree LLC
HR Unity, LLC
HR Valley North, LLC
HR West Hills Mob SPE LLC
HR West Des Moines SPE, LLC
HRP MAC III, LLC
HRT of Alabama, Inc.
HRT of Illinois, Inc.
HRT of Roanoke, Inc.
HRT of Tennessee, LLC
HRT of Virginia, Inc.
HRT Properties of Texas, Ltd.
Lakewood MOB, LLC
Maplewood MOB, LLC
Stevens Pavilion, LLC
West Norman SPE, LLC
Yakima Valley Subsidiary, LLC

Exhibit 1.1

ANNEX F

Form of Lock-up Letter

J.P. Morgan Securities LLC
Barclays Capital Inc.
As representatives of the several Underwriters
named in Schedule I hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (together, the “Underwriters”) of shares of common stock, $0.01 par value per share (the “Common Stock”), of Healthcare Realty Trust Incorporated (the “Company”) and that the several Underwriters propose to reoffer such shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the several Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that during a period of 45 days from the date of the Underwriting Agreement (such 45-day period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of J.P. Morgan Securities LLC and Barclays Capital Inc. (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exchangeable for shares of Common Stock, except that the undersigned may (x) exercise options or warrants to purchase the Company’s Common Stock, which options have been issued as of the date hereof, (y) cause the conversion of a security outstanding on the date hereof into Common Stock and (z) make such transfers or dispositions pursuant to any employee stock purchase or other benefit plan in existence on the date hereof or pursuant to the Company’s Dividend Reinvestment Plan.

Exhibit 1.1

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless J.P. Morgan Securities LLC and Barclays Capital Inc. waives such extension in writing.

The undersigned agrees that the provisions of this agreement will be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this agreement.

It is understood that if the Underwriting Agreement is not executed, or if the Underwriting Agreement (other than any provisions thereof that survive termination) shall terminate or be terminated prior to consummation of the Offering, the undersigned will be automatically released, without further action by you or the undersigned, from all obligations under this agreement.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

Very truly yours,

____________________________
(Name)

____________________________
(Print Name)

Exhibit 1.1

ANNEX G

David R. Emery
John M. Bryant, Jr.
B. Douglas Whitman, II
Todd J. Meredith
Charles Raymond Fernandez, M.D.
Edwin B. Morris III
John Knox Singleton
Bruce D. Sullivan
J. Christopher Douglas
Nancy H. Agee
Peter F. Lyle
Christann M. Vasquez
Robert E. Hull
Andrew E. Loope